Exhibit 99.3

OFFER TO EXCHANGE

5.25% SENIOR NOTES DUE 2014 OF

AMERICAN AXLE & MANUFACTURING, INC. GUARANTEED BY
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
FOR
5.25% SENIOR NOTES DUE 2014 OF
AMERICAN AXLE & MANUFACTURING, INC. GUARANTEED BY
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

To Our Clients:

      We are enclosing herewith a prospectus, dated March      , 2004 (the “Prospectus”), of American Axle & Manufacturing, Inc. (“AAM, Inc.”) and American Axle & Manufacturing Holdings, Inc. (“Holdings” and, together with AAM, Inc., the “Company”) and the related Letter of Transmittal and instructions thereto (the “Letter of Transmittal”) in connection with the offer by the Company to exchange (the “Exchange Offer”) up to $250,000,000 aggregate principal amount of AAM, Inc.’s 5.25% Senior Notes due 2014 guaranteed by Holdings (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of AAM, Inc.’s issued and outstanding 5.25% Senior Notes due 2014 guaranteed by Holdings (the “Old Notes”), upon the terms and subject to the conditions set forth in the Exchange Offer.

      We are the registered holder (the “Registered Holder”) of Old Notes held for your account. An exchange of the Old Notes can be made only by us as the Registered Holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Old Notes held by us for your account. The Prospectus and related Letter of Transmittal provide a procedure for holders to tender their Old Notes by means of guaranteed delivery.

      We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer. We also request that you confirm that we may make the representations contained in the Letter of Transmittal on your behalf.

      Pursuant to the Letter of Transmittal, each holder of Old Notes (a “Holder”) will represent to the Company that:

•	the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the New Notes, whether or not the person is the Holder;

•	neither the Holder nor any other recipient of the New Notes (if different than the Holder) is participating or engaged in, intends to participate or engage in, or has any arrangement or understanding with any person to participate in, the distribution of the Old Notes or New Notes;

•	neither the Holder nor any other recipient is an “affiliate” of the Company within the meaning of Rule 405 promulgated under the Securities Act or, if the Holder or such recipient is an affiliate, that the Holder or such recipient will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if the signatory is a broker-dealer, it has not entered into any arrangement or understanding with the Company or any “affiliate” of the Company within the meaning of Rule 405 promulgated under the Securities Act to distribute the New Notes;

•	if the signatory is a broker-dealer, the signatory further represents and warrants that if it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, the signatory will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of New Notes received in the Exchange Offer; and

•	the Holder is not acting on behalf of any person or entity that could not truthfully make these representations and warranties.

      Your attention is directed to the following:

1. The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

2. The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2004 unless extended (the “Expiration Date”). Tendered Old Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date if such Old Notes have not previously been accepted for exchange pursuant to the Exchange Offer.

3. Any transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in the Letter of Transmittal.

      If you wish to have us tender any or all of your Old Notes, please instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Notes, the entire principal amount of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

OFFER TO EXCHANGE

5.25% Senior Notes Due 2014 of

American Axle & Manufacturing Inc. Guaranteed by
American Axle & Manufacturing Holdings, Inc.
for
5.25% Senior Notes Due 2014 of
American Axle & Manufacturing, Inc. Guaranteed by
American Axle & Manufacturing Holdings, Inc.

       The undersigned hereby acknowledges receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the offer by the Company to exchange the Old Notes for the New Notes.

      This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, and the undersigned hereby makes the applicable representations set forth in such Letter of Transmittal.

      The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$ of 5.25% Senior Notes due 2014.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐ To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):

$ of 5.25% Senior Notes due 2014.

☐ NOT to TENDER any Old Notes held by you for the account of the undersigned.

SIGN HERE

Name of Beneficial Owner(s) (please print):

Signature(s):

Address:

Telephone Number:

Taxpayer Identification or Social Security Number(s):

Date:

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